                                                                    Exhibit 2.13



                           STOCK PURCHASE AGREEMENT

                                     among

                                SOFT LINK, INC.

                            GRETCHEN ARTIG-SWOMLEY,

                                 DALE SWOMLEY

                            SOFT LINK HOLDING CORP.

                                      and
                               INTERLIANT, INC.


                         DATED AS OF FEBRUARY 29, 2000

                           STOCK PURCHASE AGREEMENT
                           ------------------------


               STOCK PURCHASE AGREEMENT made as of this 29th day of February, 2000 by and among (A) SOFT LINK, INC., a Minnesota corporation with a principal place of business at 2375 Ariel Street North, Maplewood, Minnesota 55109 (the "Company"), (B) Gretchen Artig-Swomley, an individual residing at 1430 Goose Lake Road, Gem Lake, MN 55110, and Dale Swomley, an individual residing at 1430 Goose Lake Road, Gem Lake, MN 55110 (the "Shareholders"), (C) SOFT LINK HOLDING CORP., a Delaware corporation (the "Buyer") and (D) INTERLIANT, INC., a Delaware corporation having an office at Two Manhattanville Road, Purchase, New York 10577 (the "Parent") and the sole shareholder of the Buyer.

                             W I T N E S S E T H :

               WHEREAS, the Company is engaged in the implementation services, enterprise application outsourcing and consulting business (hereinafter, the "Business");

               WHEREAS, the Shareholders are the holders of all of the outstanding shares of the authorized capital stock of the Company;

               WHEREAS, the Shareholders desire to sell to the Buyer and, based upon the expertise, experience and business contacts and relationships of the Company, the Buyer wishes to purchase from the Shareholders all of the outstanding shares of the Company and all associated goodwill, all on the terms and subject to the conditions provided herein;

               WHEREAS, the Buyer, the Company and the Shareholders have agreed that, at the request of the Buyer, the Buyer and the Shareholders shall make a joint election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the "Code"), and any provisions of applicable state or local law that are analogous to Section 338(g) or (h)(10) of the Code, with respect to the acquisition of the Company's stock by the Buyer contemplated herein;

               WHEREAS, the Shareholders are the sole Shareholders, directors and principal officers of the Company and are familiar with the material aspects of operation of the business of the Company, including, without limitation, the Business; and

               NOW THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by all parties, the parties hereto agree as follows:

                                   ARTICLE I

                          PURCHASE AND SALE OF STOCK
                          --------------------------

               Section I.1.  Purchase and Sale
                             -----------------

               In reliance on the representations, warranties and covenants herein and subject to the terms and conditions of this Agreement, on the Closing Date the Shareholders will sell, convey, transfer and deliver to Buyer, and Buyer will purchase from the Shareholders one thousand (1,000) shares of common stock, no par value, of the Company, representing all of the issued and outstanding shares of common stock of the Company (the "Company Common Stock").

                                  ARTICLE II

                                PURCHASE PRICE
                                --------------

               Section II.1  Purchase Price.
                             --------------

               In consideration of the sale and transfer of the Company Common Stock by the Shareholders, subject to the terms and conditions of this Agreement and on the basis of the representations and warranties of the Shareholders contained herein, the Buyer shall:

               (a) pay to the Shareholders, in the respective percentages set forth in Section 2.01(d), on the Closing Date in cash the aggregate amount of $18,225,000 (Eighteen Million Two Hundred Twenty Five Thousand Dollars) (the "Cash Consideration"), by wire transfer of federal funds to the account of the Shareholders, as the Shareholders shall direct in writing on or before the Closing Date;

               (b) deliver to the Shareholders, in the respective percentages set forth in Section 2.01(d), on the Closing Date, Two Hundred Fifty Four Thousand Eight Hundred Seventy Nine (254,879) shares (the "Closing Shares") of Parent's common stock, par value $.01 per share (the "Parent Common Stock"). All such shares of Parent Common Stock will be subject to the provisions of Section 4.01(o);

               (c) pay to the Shareholders, in the respective percentages set forth in Section 2.01(d), an amount (the "Earnout") calculated as follows: for each $1,000,000 in gross sales of the Company less returns, allowances and customer credits ("Net Sales Revenue") calculated in accordance with GAAP earned by the Company during calendar year 2000 (the "Earnout Period") in excess of $31,000,000, the Buyer shall pay to the Shareholders $2,000,000; provided however, that in no event will the maximum Earnout exceed $10,000,000. The Earnout shall only be payable if the Company has earnings before interest, taxes, depreciation and amortization for the Earnout Period calculated in accordance with GAAP ("EBITDA"), which as a percentage (such percentage being the "EBITDA Margin") of Net Sales Revenue for the Earnout Period calculated in accordance with GAAP, are no less than 17.5%. For purposes of calculating Net Sales Revenue or EBITDA: (i) any corporate overhead allocation from the Buyer, the Parent and their respective Affiliates (other than the Company) shall be disregarded, unless otherwise agreed in writing by the Shareholders, (ii) the Company shall not be charged for the employer match component of the Parent's 401(k) plan or any 401(k) plan adopted by the Company or any affiliate of Parent, and (iii) the Company shall not be charged for compensation payable to the Chief Financial Officer of the Company designated by the Parent. The Earnout shall be payable, if earned, at the time set forth in Section 2.02. The Earnout shall be paid 50% in cash and, at the Buyer's option, 50% in cash or Parent Common Stock (the "Earnout Shares"), or any combination thereof. Subject to the limitations set forth in Article V, the amount of Earnout payable shall be reduced dollar-for-dollar by any indemnification payments due from the Shareholders to the Parent, the Buyer or the Company pursuant to Section 5.03(a);

               (d) allocate the purchase price among the Shareholders in the following percentages:


                    Name of Shareholder                      Percentage
                    -------------------             -------------------
                    Gretchen Artig-Swomley                       51%

                    Dale Swomley                             49%

               Section II.2   Determination and Payment of Earnout.
                              ------------------------------------

               (a)  On or before the later to occur of (i) January 31, 2001, or
(ii) ten (10) business days after the Company closes its books for fiscal year 2000 but no later than March 31, 2001 (such date, the "Earnout Determination Date"), the Buyer shall prepare and deliver to the Shareholders a statement (the "Buyer's Statement") showing in reasonable detail the Buyer's calculations of the Net Sales Revenue, the EBITDA Margin for the Earnout Period and the Earnout, if any, payable in respect thereof. The Buyer will make available the work papers used in preparing the Buyer's Statement to the Shareholders and, if applicable the accounting firm selected to resolve any dispute pursuant to
Section 2.02(b) below, at reasonable times and upon reasonable notice at any time from the date of the delivery of the Buyer's Statement through the resolution of any such dispute. The Shareholders shall have a period of twenty
(20) business days after the receipt of the Buyer's Statement within which to dispute the calculations set forth in the Buyer's Statement by means of a written notice of dispute setting forth in reasonable detail the grounds for such dispute (the "Shareholders' Dispute Notice"). If the Shareholders do not timely deliver a proper Shareholders' Dispute Notice, the calculations set forth in the Buyer's Statement shall be final and binding on the Shareholders.

               (b) If the Shareholders timely deliver a proper Shareholder's Dispute Notice, the dispute shall be resolved as set forth in this clause (b). The Buyer and the Shareholders shall first use their good faith efforts to resolve any dispute for a period of 45 days after the Buyer has received the Shareholders' Dispute Notice. If no resolution is achieved during such period, the Buyer and the Shareholders shall jointly select a nationally recognized independent accounting firm mutually acceptable to them to resolve the remaining elements of such dispute. The accounting firm so selected shall resolve such dispute as soon as reasonably practicable based on a review of the Buyer's Statement and work papers and other information supplied from time to time by the Buyer and the Shareholders, including, without limitation, the Buyer's Statement and the Shareholders' Dispute Notice, and communicate its resolution of such dispute to the Buyer and the Shareholders in writing as promptly as practicable after such firm's selection. The determination of such accounting firm shall be final and binding on the Buyer and the Shareholders. If any unresolved dispute is submitted to an accounting firm for resolution as provided above, the Buyer shall pay 50% of the fees and expenses of such firm and the Shareholders shall pay the other 50% thereof; provided that all the fees and expenses of the Shareholders' own accountants, advisors or other representatives, if any, shall be paid by the Shareholders and all the fees and expenses of the Buyer's own accountants, advisors or other representatives, if any, shall be paid by the Buyer.

               (c)  Upon the final determination of the Earnout pursuant to
Section 2.02(b), the Buyer shall pay to each Shareholder his or her respective pro rata share, based on the percentages in Section 2.01(d), of the Earnout as follows:

                    (i) To the extent such payments are to be made in cash (as determined by the Buyer), the Buyer shall make such payments within ten
     (10) business days after the final determination of the Earnout pursuant to
     Section 2.02(b), by certified or official bank check payable to the order of the Shareholders, or by wire transfer of federal funds to the account of the Shareholders, in each case as the Shareholders shall direct in writing on or before the Earnout Determination Date; and

                    (ii) To the extent such payments are to be made in the form of Earnout Shares (as determined by the Buyer), the Buyer will issue the Earnout Shares as soon as reasonably practicable after the final determination of the Earnout. The actual number of Earnout Shares, if any, to be paid as part of the Earnout (as determined by the Buyer) shall be based on the average closing price of the Parent Common Stock for the twenty (20) business days immediately preceding the Earnout Determination Date.

               (d) For the avoidance of doubt, the "final determination of the Earnout" referred to in clause (c) above means the first to occur of: (i) the resolution of all disputes arising as a result of a Shareholders' Dispute Notice, (ii) the Shareholders' deemed agreement with the calculations set forth in the Buyer's Statement, or (iii) the Shareholders' actual agreement with the calculations set forth in the Buyer's Statement, which agreement shall be communicated by written notice to the Buyer and shall be irrevocable once received by the Buyer.

               (e) In the event that (i) there is a dispute with respect to the amount of the Earnout resulting in non-payment of the Earnout for a period of more than 90 days after the Earnout Determination Date, and (ii) the Earnout set forth in the Buyer's Statement is less than 90% of the Earnout finally determined pursuant to this Section 2.02, then the unpaid amount of the Earnout as finally determined pursuant to this Section 2.02 shall accrue interest at the prime rate for commercial loans announced from time to time by The Chase Manhattan Bank, in New York, New York from the 91st day after the Earnout Determination Date until paid.

          Section II.3   Certain Covenants.
                         -----------------

               (a)  Pay Plans.  During the Earnout Period, the parties shall not
                    ---------
cause compensation payable under the so-called "pay plans" (a true and complete copy of which is included in the Disclosure Schedule) to be altered without the prior written consent of the President and the Chairman of the Board of the Company; provided, however that this Section 2.03(a) shall be of no further force or effect if the Buyer pays to the Shareholders the maximum amount of the Earnout payable to the Shareholders in accordance with Section 2.01(c).

               (b)  Budget.  The Disclosure Schedule includes a budget for the
                    ------
Company during the Earnout Period that has been agreed upon by the Buyer and the Shareholders and the Buyer shall cause the Company to fund such budget requirements.

               (c)  Employment. Notwithstanding anything to the contrary
                    ----------
contained in this Agreement or any other Transaction Document:

                    (i) no Earnout shall payable to the Shareholders if, during the Earnout Period, either the employment of Gretchen Artig-Swomley is terminated by the Company for Cause (as defined in the Employment Agreement) or Gretchen Artig-Swomley terminates her employment for any reason other than Good Reason (as defined in the Employment Agreement);

                    (ii) the maximum amount of the Earnout shall be payable to the Shareholders if, during the Earnout Period, either (A) the employment of Gretchen Artig-Swomley is terminated by the Company without Cause, in which case such amount shall be payable within five (5) business days after such termination, or (B) Gretchen Artig-Swomley terminates her employment for Good Reason, in which case such amount shall be payable within sixty
     (60) days after such termination;

                    (iii) if, during the Earnout, the employment of Gretchen Artig-Swomley is terminated on account of her death or disability, the Shareholders shall be entitled to an amount equal to the product of the actual Earnout, if any, that they would have been entitled to receive had such termination not occurred and a fraction the numerator of which is the number of days elapsing prior to such termination and the denominator of which is 366.

                                  ARTICLE III

                                    CLOSING
                                    -------

               Section III.1  The Closing Date.
                              ----------------

               The purchase and sale provided for in this Agreement (the "Closing") shall take place on the date hereof at the offices of Proskauer Rose LLP located at 1585 Broadway, New York, New York

10036 at 10:00 a.m. New York time and the Closing shall be deemed effective at the close of business on the Closing Date.


               Section III.2  Further Assurances.
                              ------------------

               The Shareholders, on the one hand, and the Buyer, on the other, agree that, at any time and from time to time after the Closing Date, each of them will, upon request of and at the expense of the other, execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, all such further reasonable deeds, assignments, transfers, conveyances, powers of attorney and assurances and take such other actions as may be reasonably required to consummate the transactions contemplated by this Agreement, including for the better assigning, transferring, granting, conveying, assuring and confirming to Buyer the Company Common Stock.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

               Section IV.1  Representations and Warranties of the Shareholders.
                             --------------------------------------------------
Each Shareholder represents and warrants to the Buyer and the Parent that the statements set forth in this Section 4.01 are true, correct and complete, subject to the applicable qualifications set forth in the Disclosure Schedule. The disclosure schedule delivered to Buyer and attached to this Agreement (the "Disclosure Schedule") is divided into sections which correspond to the sections of this Article IV. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the facts in reasonable detail. Disclosures in any subsection of the Disclosure Schedule will constitute disclosure for purposes of other sections or subsections only if such disclosure specifically cross-references such other section or subsection. The inclusion of any information in the Disclosure Schedule shall not be deemed an admission that such information is material or outside the ordinary course of business of the Company.

               (a) Organization; Good Standing; Stock Ownership; Capitalization.
                   ------------------------------------------------------------

                   (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has the corporate power and authority to own or lease its properties and to conduct its business as currently conducted, and the Company is qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions where failure to qualify would have a material adverse effect on the Company or the conduct of the Business by the Company after the Closing Date. The Company maintains offices only at the site(s) listed in the Disclosure Schedule (the "Sites") and has no offices from which it conducts operations other than from the Sites.

                   (ii) The Shareholders are the sole beneficial and record owners of all of the issued and outstanding shares of capital stock of the Company and own the number of shares of such stock set forth opposite his or her name in the Disclosure Schedule. Upon consummation of the transactions contemplated by this Agreement, the Buyer shall acquire good and valid title to all of such shares, free and clear of any liens, claims or encumbrances or restrictions on transfer of any nature whatsoever. The Shareholders' residence addresses are as set forth in the first paragraph of this Agreement. The Shareholders are the beneficial and record owners of all of the Company's capital stock, free and clear of any liens, encumbrances or restrictions on transfer of any nature whatsoever other than the obligations of the Shareholders arising under this Agreement. Except for this Agreement and the transactions contemplated hereby, the Shareholders have no legal obligation, absolute or contingent, to any person or firm to sell the Company's capital stock or to enter into any agreement with respect thereto. Other than the Shareholders, no other person or entity has ever been a shareholder of the Company.

There are no agreements relating to the Company or the Business, whether written or oral, between the Shareholders.

                    (iii) The Company's authorized capital consists exclusively of one hundred thousand (100,000) shares of capital stock, no par value, of which only one thousand (1,000) shares of Company Common Stock are issued and outstanding. All of the outstanding shares of Company Common Stock have been duly authorized and are validly issued, fully paid and non-assessable. Except as set forth in the Disclosure Schedule, (x) there are no existing options, calls or commitments of any character whatsoever, or agreements to grant the same, relating to the Company's capital stock and (y) the Company has no outstanding securities convertible into or exchangeable or exercisable for any shares of capital stock or any options, calls or commitments of any character whatsoever with respect to the issuance of such convertible securities. Except as set forth in the Disclosure Schedule, the Company owns no equity interests, convertible securities, marketable securities, notes or other obligations evidenced by written instruments of any other firm or entity other than for purposes of cash management in the ordinary course. The Company has no subsidiaries.

               (b)  Corporate Authorization. The execution, delivery and
                    -----------------------
performance by the Shareholders and the Company of this Agreement and any other Transaction Document to which any of them is a party has been authorized and approved by all requisite corporate and other action on the part of the Shareholders and the Company, and no other corporate or other approval or authorization is required on the part of the Shareholders, the Company, any trustee or any other person by law or otherwise in order to make this Agreement and such other Transaction Documents the valid, binding and enforceable obligations, as the case may be, of the Shareholders and the Company, respectively. Each Transaction Document to which a Shareholder or the Company is a party is that Shareholder's or the Company's, as the case may be, valid, binding and enforceable obligation, enforceable against it in accordance with such Transaction Document's terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application and except that rights to indemnification and contribution may be limited by Federal or state securities laws or public policy relating thereto. The execution, delivery and performance by the Shareholders and the Company of any Transaction Document to which any of them is a party and the transactions contemplated thereby will not (a) conflict with or violate the provisions of any applicable law, rule or order or the Company's Articles of Incorporation or by-laws, (b) conflict with or constitute a default (with or without notice or lapse of time or both) under any agreement or contract by which the Company or the Shareholders or their respective assets are bound, or (c) require the consent or approval of, or filing with, any governmental body or third party other than in the case of clause (b) and (c) those items set forth in the Disclosure Schedule. For purposes of this Agreement, the term "Transaction Documents" means this Agreement, the Employment Agreements, the Escrow Agreement, the Lock-up Agreement and the Piggyback Registration Rights Agreement. The Disclosure
Schedule includes a list of officers and directors of the Company, all trade names used by the Business and all jurisdictions in which the Business is conducted.

               (c)  The Company's Assets.
                    --------------------

                    (i) All vendor and customer contracts, distribution agreements, confidentiality agreements, purchase and sales orders, powers of attorney, undertakings, commitments, joint ventures and other agreements to which the Company is a party or by which it assets are bound, whether written or oral, shall be referred to herein collectively as the "Business Agreements". The Company has delivered to the Buyer true and correct copies of all written Business Agreements and detailed summaries of all material terms of all oral Business Agreements. The Disclosure Schedule includes true and correct copies of all the agreements which have been entered into between the Company and its Customers concerning the Business under which the Company has any present or potential liability or obligation, or from which the Company derives, or may in the future derive, a benefit. The Disclosure Schedule includes a detailed summary of all material terms of all oral Business Agreements, as well as a copy of all written Business Agreements between the Company and vendors or service providers, or which relate to strategic partnerships, reselling arrangements or joint ventures between the Company and others, concerning the Business. The Disclosure Schedule includes a description of each and every real estate lease, equipment and personal property lease (collectively, the "Leases") to which the Company is a party (whether as a principal or guarantor or otherwise). The Leases are also included within the definition of Business Agreements as said term is used herein. The Company is not the owner of any motor vehicles. The Company is not a lessee of any motor vehicles other than pursuant to the leases set forth in the Disclosure Schedule (the "Automobile Leases"). The Shareholders shall cause the Automobile Leases to be transferred to such of the Shareholders and/or employees of the Company as currently have the use of the underlying motor vehicles, at no cost or expense and without further liability to the Company, no later than ninety (90) days after the Closing Date, pursuant to documentation reasonably satisfactory to Buyer. The Company does not own or lease any interest in any real property, except as expressly stated in the Disclosure Schedule. The Company does not lease any equipment used in the Business, except as expressly stated in the Disclosure Schedule. Neither the Company nor, to the Shareholders' and the Company's knowledge, any other party is in default under any Business Agreement and no other party to any Business Agreement has given the Company notice of any dispute under any Business Agreement or has made any claim, except as set forth in the Disclosure Schedule. Each Business Agreement is in full force and effect and the Company has obtained all required consents to the execution, delivery and performance of this Agreement and all other agreements to be entered into in connection herewith and all the transactions contemplated hereby and thereby, except as set forth in the Disclosure Schedule. The Disclosure Schedule includes a detailed summary of all the warranties given by the Company to PeopleSoft, Inc., whether written or oral, relating to the Business.

               (ii) All of the tangible assets of the Company used in the Business, including, without limitation, all machinery, office and other equipment, furniture, hardware, computers and related equipment, business machines and telephones, telephone systems, parts and accessories presently utilized by the Company in the Business, shall be referred to herein collectively as the "Tangible Assets". The Disclosure Schedule includes a true and correct list or description of the Tangible Assets with a net book value as of the Closing Date of at least $500.00. As of the Closing Date, each of the Tangible Assets is in working condition, reasonable wear and tear excepted.

               (iii) All patents, trademarks, trade names, service marks, service names, logos, designs, formulations, copyrights and other trade rights and all registrations and applications therefor, all know-how, trade secrets, software, technology or processes, research and development, all telephone numbers, facsimile numbers, e-mail addresses and Internet domain addresses, all Web sites and all computer programs, control panels, surcharge calculators, data bases and software documentation owned or used by the Company, if any, other than off-the-shelf software licensed by the Company, shall be referred to herein collectively as the "Intellectual Property". The "Intellectual Property" comprises all intellectual property rights necessary for the conduct of the Business as currently conducted. The Disclosure Schedule include a true and complete list of all Registered Intellectual Property and all Licensed Software. As used herein, the "Registered Intellectual Property" means all patents, registered trademarks, registered tradenames, registered domain names, registered copyrights and registered service marks, and any patent applications or applications for registration of the foregoing and all goodwill associated therewith. As used herein, "Licensed Software" means all software that the Company has the right to use under license from third parties, including, without limitation, all off-the-shelf or shrink-wrap licensed software. Except as set forth in the Disclosure Schedule, the Company has good and marketable title to all of the Registered Intellectual Property. The Company has not disclosed to any person or entity other than the representatives of the Buyer and the Parent (except in the ordinary course of business and consistent with past practices or pursuant to written confidentiality agreements for the benefit of the Company) any trade secrets, formula, process or know-how not theretofore a matter of public knowledge. Except as set forth on the Disclosure Schedule (i) to the Shareholders' knowledge, the Company has the unrestricted right to use the Intellectual Property in the manner in which such Intellectual Property is currently used, and (ii) the Company has valid, enforceable, perpetual, royalty-free and fully-paid licenses for all of the Licensed Software. Except as set forth in the Disclosure Schedule, no claims or notices of infringement have been asserted, or to the Shareholders' knowledge, threatened by any person or entity with respect to the use by the Company of any Intellectual Property or challenging or questioning the validity or effectiveness of any the Company's rights in any Intellectual Property; and to the Shareholders' knowledge, the use of such Intellectual Property does not infringe on the rights of any person or entity. Except as set forth on the Disclosure Schedule: (i) the Company does not own or use any Intellectual Property pursuant to any written agreement; (ii) the Company has not granted any person or entity any rights pursuant to a written license agreement or otherwise, to use the Intellectual Property; and (iii) all of the Intellectual Property is free and clear of any royalty obligations.

               (iv) Set forth in the Disclosure Schedule is a true and complete list of all customers of the Company for whom the Company provided services during 1999 and 2000 to date (the "Customer List"). In the case of each customer the Company maintains in its record as at the Closing Date, the name of the customer, its billing addresses and identity and contact information of each relevant contact person. All customers of the Company relating to the Business, including without limitation, those customers included on the Customer List, shall be referred to herein as the "Customers".

               (v) As used herein, the term "the Company's Assets" shall be all assets of the Company (other than the Excluded Assets), including, without limitation, all classes of assets of the Company as shown on the Company's balance sheet as of December 31, 1999 (included in the Disclosure Schedule), the Business Agreements, the Tangible Assets, the Intellectual Property, the Licensed Software, the Customer List, the Customers, together with the goodwill and business opportunities of the Company as it relates to the Business, and all other assets of the Company whether or not used in connection with the operation of the Business, wherever located, tangible or intangible, including without limitation, all rights the Company may have under any insurance policies, and all books, records and files (whether in paper or electronic format). Except as set forth in the Disclosure Schedule, the Company has good and valid title to the Company's Assets to the extent it is possible to have title in any such assets, and the Company's Assets other than the Intellectual Property, the Licensed Software, the Customers and the Customer List are not subject to (i) any lien or encumbrance of any character whatsoever other than Permitted Liens or (ii) any adverse claims by any third parties, whether by assignment or otherwise, other than Permitted Liens. The Company's Assets include all rights, properties, interests and assets used by Company and/or necessary to permit the Company to carry on the Business as presently conducted by the Company. "Permitted Liens" means: (A) liens securing specific liabilities accrued for on the Company's balance sheet that is included within the Interim Financial Statements, (B) liens for taxes not yet due or being contested in good faith for which adequate reserves have been made on the Company's balance sheet included within the Interim Financial Statements and which have been included in the computation of Net Worth for purposes of Sections 4.01(p) and 5.08, (C) liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and which sales contracts and equipment leases are disclosed in the Disclosure Schedule; (D) easements, covenants, rights of way and other restrictions of record which are disclosed in the Disclosure Schedule; and (E) liens that may arise solely by reason of the Buyer's and the Parent's (as opposed to any other person's or entity's) participation in the transactions contemplated hereby.

               (vi) The Shareholders are not aware of any reason that the business represented by the Business Agreements will not continue after the date hereof and the Closing Date, subject to normal customer turnover and the effect of completion of projects that are the subject of such Business Agreements. The Shareholders do not have any knowledge that any customers included on the Customer List to whom the Company is providing services as of the Closing Date, other than those listed in the Disclosure Schedule, intend to terminate their relationship with the Company or significantly reduce the amount of business they presently do with the Company, subject to normal customer turnover and the effect of completion of projects that are the subject of the applicable Business Agreements.

               (vii) Notwithstanding anything to the contrary contained herein, the Shareholders shall retain all right, title and interest to those assets set forth in the Disclosure Schedule under the heading "Excluded Assets" (the "Excluded Assets").

          (d)  Financial Statements.  The Disclosure Schedule includes copies of
               --------------------
the Company's: (i) audited financial statements for the last three fiscal years of the Company ended December 31, 1999, 1998 and 1997, including in each case, notes thereto, together with the reports thereon of Smith, Schafer & Associates, Ltd., independent certified public accountants, respectively, and (ii) an unaudited statement of operations for the period from January 1, 2000 through the last day of the calendar month ending immediately prior to the Closing and an unaudited balance sheet as of the last day of such calendar month (the "Interim Financial Statements" and, together with the statements referred to in clause (i), the "Financial Statements"). Except as set forth in the Disclosure Schedule, each of the aforementioned financial statements, are true, complete and correct in all material respects, present fairly the financial condition and results of operations of the Company as at the dates of such statements, and have been prepared on an accrual basis in accordance with generally accepted accounting principles, applied on a basis consistent with the financial statements referred to in Section 4.01(d)(i) ("GAAP") (except, with respect to the Interim Financial Statements, the absence of notes and normal year-end adjustments). The books of account and records of the Company have been maintained in accordance with reasonably good business practice. The Company has no material liabilities or obligations of any kind (whether accrued, absolute, direct, indirect, contingent or otherwise) which are not fully accrued or reserved against in the Company's financial statements as at December 31, 1999 and for the period ending December 31, 1999 (except for changes in the ordinary course of business since December 31, 1999). Except as set forth in the Disclosure Schedule, since the last day of the Company's last fiscal year, the Company has conducted the Business only in the ordinary and usual course consistent with past practice and has not experienced any material adverse change in the Business or the financial condition of the Company. Except as set forth in the Disclosure Schedule, since December 31, 1999 there has not been any change in the number of shares of capital stock of the Company issued or outstanding or any declaration, setting aside, or payment of any dividend or other distribution (whether in cash, securities, property or otherwise) in respect of the Company's capital stock. Except as set forth in the Disclosure Schedule, since December 31, 1999, the Shareholders warrant and represent that neither the Company nor the Shareholders have withdrawn, expended or applied any cash or other assets of the Company, except in the ordinary course of operations of the Business of the Company in accordance with past practices of the Company.

          (e)  Existing Employment Arrangements.
               --------------------------------

               (i) Except as set forth in the Disclosure Schedule, the Company has no employment agreements, labor or collective bargaining agreements and there are no employee benefit or compensation plans, agreements, arrangements or commitments (including, but not limited to, "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained by the Company for any employees of the Company or with respect to which the Company has any material liability, or makes or has an obligation to make contributions ("Employee Plans").

               (ii) Each Employee Plan by its terms and operation is in compliance in all material respects with all applicable laws. Each Employee Plan which is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) is qualified under Section 401(a) of the Code and the trust, if any, forming part of such plan is exempt from federal income tax under Section 501(a) of the Code. There is no dispute, arbitration, claim, suit, or grievance, pending or, to the knowledge of the Shareholders and the Company, threatened involving an Employee Plan (other than routine claims for benefits), and, to the knowledge of the Shareholders and the Company, there is no basis for such a claim. Neither the Company nor any entity that is or was at any time treated as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Code has at any time maintained, contributed to or been required to contribute to, or has any liability with respect to, any plan subject to Title IV of ERISA or Section 412 of the Code. Except as set forth in the Disclosure Schedule, the events and transactions contemplated by this Agreement and any other Transaction Document (either alone or together with any other event occurring prior to the Closing) will not (w) entitle any employees to severance pay or other similar payments under any Employee Plan, (x) except as set forth in the Disclosure Schedule, accelerate the time of payment or vesting or increase the amount of benefits due under any Employee Plan or compensation to any Company employees or
(y) result in any payments (including parachute payments) under any Employee Plan becoming due to any employee.

               (iii) There are no pending or, to the knowledge of the Shareholders or the Company, threatened strikes, slowdowns, work stoppages, lock-outs or other general labor disputes affecting the Company or its employees and there have been no such actions or disputes for the past three years. Also set forth in the Disclosure Schedule is a true and complete list of all employees of the Company employed in connection with the Business, which list provides, among other things, the name, residence address, title and salary information concerning each employee, as well a true and correct list of each employee who holds an H1B1 visa, if any.

               (iv) The Company has not suffered a "plant closing" or "mass layoff" within the meaning of the Worker Adjustment and Retraining Notification Act ("WARN") determined without regard to any actions taken by the Buyer on or after the Closing Date.

               (v) The Company is in compliance in all material respects with all laws and orders relating to the employment of labor, including, without limitation, all such laws and orders relating to wages, hours, discrimination, civil rights, immigration, safety and the collection and payment of withholding and/or Social Security taxes and similar taxes.

               (vi) Except as set forth in the Disclosure Schedule, the employment of all employees of the Company is on an at-will basis.

          (f)  Claims, Litigation, Disclosure.  Except as set forth in the
               ------------------------------
Disclosure Schedule, there is no claim, litigation, tax audit, proceeding or investigation pending or, to the Shareholders' or the Company's knowledge, threatened against the Company, the Business or any of the assets of the Company (including, without limitation, any claims of infringement or actions of opposition with respect to Intellectual Property or Licensed Software), nor does the Company nor the Shareholders know of any facts which would provide a basis for any such claim, litigation, audit, proceeding or investigation.

          (g)  Taxes.  Except as set forth in the Disclosure Schedule, the
               -----
Company and its affiliates and any combined, unitary or similar group of which the Company or any such affiliate is or was a member, as the case may be (individually, an "Affiliate" of the Company and, collectively, the Company's "Affiliates"), have (i) correctly prepared and timely filed all tax returns, declarations, reports, estimates, information returns and statements in respect of any Taxes (the "Tax Returns") required to be filed or sent by or with respect to the Company or any Affiliate (copies of which to the extent requested by the Buyer have been provided to the Buyer), (ii) timely paid all Taxes that are or were due and payable whether or not shown (or required to be shown) on a Tax Return, (iii) no liability for Taxes with respect to any taxable period, or portion thereof, ending on or before the Closing Date that is in excess of the reserve for taxes reflected on the December 31, 1999 balance sheet of the Company except for changes in the ordinary course of business since December 31, 1999, and (iv) complied in all material respects with all applicable laws, rules and regulations relating to the withholding and payment of Taxes and have timely withheld and paid over to the proper governmental authorities all amounts required to be withheld and paid over under all applicable laws. There are no liens for Taxes upon the assets of the Company or any of its Affiliates except liens for Taxes not yet due. Except as set forth in the Disclosure Schedule, no claim has ever been made in writing by any taxing authority with respect to the Company or any of its Affiliates in a jurisdiction where the Company and/or any of its Affiliates do not file Tax Returns that the Company or any such Affiliate is or may be subject to taxation by that jurisdiction. Neither the Company nor any of its Affiliates has requested any extension of time within which to file any Tax Return, which Tax Return has not since been timely filed. Except as set forth in the Disclosure Schedule, (i) no deficiency for any Taxes has been proposed, asserted or assessed against the Company or any of its Affiliates which has not been resolved and paid in full, and (ii) there are no outstanding waivers or consents given by the Company or any of its Affiliates regarding the application of the statute of limitations with respect to any Taxes or Tax Returns. No federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns. Neither the Company nor any of its Affiliates (i) is a party to any agreement providing for the allocation, sharing or indemnification of Taxes;
(ii) is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company or an Affiliate, nor does the Company or any Affiliate thereof have any knowledge that the Internal Revenue Service (the

"IRS") has proposed any such adjustment or change in accounting method; or (iii) is or has been a United States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(ii) of the Code. Neither the Company nor any of its Affiliates has filed a consent pursuant to Section 341(f) of the Code, or agreed to have
Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its Affiliates. No property of the Company or any of its Affiliates is property that the Company, any of its Affiliates or any party to this transaction is or will be required to treat as being owned by another person pursuant to Section 168(f)(8) of the Code (prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of
Section 168(h) of the Code. No indebtedness of the Company or any of its Affiliates is "corporate acquisition indebtedness" within the meaning of Section 279(b) of the Code. Neither the Company nor any of its Affiliates has distributed the stock of any company in a transaction satisfying the requirements of Section 355 of the Code. There are no tax rulings, requests for rulings or closing agreements that could affect the tax liability of the Company after the Closing and the Company will not be required to include in income after the Closing income attributable to a taxable period before the Closing as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting or the cash method of accounting. Neither the Company nor any of its Affiliates is a party to any joint venture, partnership or other arrangement that could be treated as a partnership for U.S. federal income tax purposes. None of the Company or its Affiliates owns any interest in real property that would be subject to Tax upon its transfer. There is no contract, agreement, plan or arrangement covering any person that, individually or collectively, could give rise to, nor will the consummation of the transactions contemplated hereby obligate the Company or any of its Affiliates to make, the payment of any amount that would not be deductible by the Company or any Affiliate thereof by reason of Section 280G of the Code. Except as set forth in the Disclosure Schedule, the Company will have no liability for any Taxes under Section 1374 of the Code (or any similar provision of State or local law) in connection with the deemed sale of its assets caused by the Section 338 Election or otherwise. The Company has been an S Corporation for federal and state income tax purposes since its inception.

               For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, occupancy, rent, transaction, property or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (including, without limitation, any state, local, federal or other taxing authority, whether domestic or foreign). For purposes of this Agreement, "Taxes" shall also include any obligations under any agreements or arrangements with any person with respect to the liability for, or sharing of, Taxes (including pursuant to Treasury Regulation (S) 1.1502-6 or comparable provisions of state, local or foreign tax law) and including liability for Taxes as a transferee or successor, by contract or otherwise.

               (h)  No Other Agreements to Sell Assets or Business. Except as
                    ----------------------------------------------
set forth in the Disclosure Schedule, neither the Shareholders nor the Company is a party to any existing agreement which obligates the Company or any Shareholder to sell to any other person or firm the Company's Assets (other than sales in the ordinary course of business), to issue or sell any capital stock or any security convertible into or exchangeable for capital stock of the Company or to effect any merger, consolidation, sale or other reorganization of the Company or to enter into any agreement with respect thereto.

               (i)  No Brokers. The only broker, leasing agent, finder or
                    ----------
similar person or entity with whom the Company or the Shareholders have made contact or had any dealings with or entered into any agreement, arrangement or understanding with concerning this Agreement and to whom the Company and/or the Shareholders is responsible to pay a finder's fee, brokerage commission or similar payment in connection with the transactions contemplated by this Agreement is Goldsmith-Agio-Helms, and the Shareholders shall be solely responsible for the payment of any such fee, commission or payment.

               (j)  Environmental Compliance.
                    ------------------------

                    (i) The Company is not in violation, or alleged to be in violation, of any federal, state or local judgment, decree, order, consent agreement, law (including common law), license, rule, regulation, ordinance or code pertaining to health, safety or the environment, including without limitation those arising under the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, as amended, the Federal Clean Water Act, as amended, the Federal Clean Air Act, as amended, the Toxic Substances Control Act, or any state or local analogue (hereinafter "Environmental Laws").

                    (ii) Neither the Company nor any Shareholder has received a notice, complaint, order, directive, claim, demand or citation from any third party, including without limitation any federal, state or local governmental authority, indicating or alleging that the Company or any predecessor may have any liability or obligation under any Environmental Law.

                    (iii) (A) No property owned, operated or occupied by the Company has been used by the Company for the generation, handling, processing, treatment, storage or disposal of Hazardous Materials, except in full compliance with applicable Environmental Laws; (B) to the knowledge of the Shareholders and the Company, no underground tank or other underground storage receptacle for Hazardous Materials, asbestos-containing materials or polychlorinated biphenyls are located on any property owned, operated or occupied by the Company, each of which property is listed as a Site in the Disclosure Schedule; (C) in the course of any activities conducted by the Company or its invitees, agents, contractors, licensees or employees in connection with the Business of the Company, no Hazardous Materials have been generated or are being used except in full compliance with applicable Environmental Laws; and (D) there have been no releases (i.e., any past or present releasing, spilling, leaking, leaching, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Materials on, upon, under, into or from the property currently or formerly owned, operated or leased by the Company, which releases would have a material adverse effect on the property or adjacent properties or the environment for which the Company would have liability.

                    (iv) The execution, delivery and performance of this Agreement (including without limitation the occurrence of the Closing) is not subject to any Environmental Laws which condition, restrict or prohibit the sale, lease or other transfer of property, operations or control of the Company, including, without limitation, New Jersey's Industrial Site Recovery Act and Connecticut's Real Property Transfer Act, or which impose requirements for the transfer of permits, approvals, or licenses.

                    (v) The Shareholders and the Company have provided to the Buyer all environmental audits, assessments, studies, reports, analyses (including soil and groundwater analyses), inspection reports or investigations of any kind performed at the request of the Company or the Shareholders with respect to the currently or previously owned, leased, or operated properties of the Company.

                    (vi) The Company has not contractually, nor to the knowledge of the Shareholders and the Company, by operation of law, including the Environmental Laws, by common law or otherwise assumed or succeeded to any environmental liabilities or obligations of any predecessors or any other person or entity.

          For purposes of this Section, "Hazardous Materials" shall mean any petroleum, petroleum products, petroleum-derived substances, radioactive materials, hazardous wastes, polychlorinated biphenyls, lead-based paint, radon, urea formaldehyde, asbestos or any materials containing asbestos, pesticides, and any chemicals, materials or substances regulated under an Environmental Law, or defined as or included in the definition of "hazardous substances," "hazardous wastes," "extremely hazardous substances," "hazardous materials," "hazardous constituents," "toxic substances," "pollutants," "contaminants," or any similar denomination intended to classify or regulate such chemicals, materials or substances by reason of their toxicity, carcinogenicity, ignitability, corrosivity or reactivity or other characteristics under any Environmental Law.

               (k)  Year 2000. To the Company's and the Shareholders' knowledge,
                    ---------
all information technology owned, used or supplied to others by the Company, including, without limitation, in all products and services (i) provided by the Business, whether to third parties or for internal use or (ii) used in combination with any information technology of its clients, customers, suppliers or vendors, accurately processed, continues to process and will process correctly entered and formatted date and time data (including, but not limited to, calculating, comparing and sequencing) from, into and between the years 1999 and 2000 and the twentieth century and the twenty-first century, including leap year calculations and neither performance nor functionality of such technology will be affected by dates prior to, during and after the year 2000. Other than as set forth in the Disclosure Schedule, the Company has no obligations under warranty agreements or service agreements, written or oral, to remedy or be liable for any information technology defect relating to the year 2000.

               (l)  Credit Card and Bank Accounts.  Set forth in the Disclosure
                    -----------------------------
Schedule is a true and complete list of the Company's employees to whom have been issued a Company credit card, including the type of card and account number. Set forth in the Disclosure Schedule, is a true and complete list of the Company's bank accounts or other accounts and the authorized signatories for said accounts.

               (m)  Licenses and Compliance with Laws. The Company is in
                    ---------------------------------
compliance with all laws and regulations applicable to the Business and all governmental or regulatory licenses, permits, consents or approvals ("Permits") necessary for the lawful conduct of the Business, except in the case of each of the foregoing instances, where the failure to have any Permit or to comply with laws and regulations, would not have a material adverse effect on the business or operations of the Company. A list of all the Permits that the Company holds is included in the Disclosure Schedule.

               (n)  True and Complete. No representation or warranty made by the
                    -----------------
Shareholders in this Agreement or any Transaction Document nor any Exhibit to this Agreement or any Transaction Document nor the Disclosure Schedule contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein not misleading.

               (o)  Parent Common Stock and Securities Matters. The Shareholders
                    ------------------------------------------
acknowledge and agree that (i) a reasonable time prior to the date hereof the Shareholders received from the Buyer or the Parent, and carefully reviewed a copy of the Disclosure Materials, (ii) the Shareholders had reasonable time and opportunity to ask questions and receive answers concerning the terms and conditions of this Agreement and the transactions contemplated hereby and to obtain any additional information from the Buyer or (the Parent that was necessary for the Shareholders to verify the accuracy of the Disclosure Materials, (iii) the Shareholders will acquire the Closing Shares and, if applicable, the Earnout Shares for their own account without any view to the distribution thereof except in accordance with the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder ("Securities Act") and all applicable state securities or "blue sky" laws, (iv) the Closing Shares and, if applicable, the Earnout Shares may not be transferred beneficially or of record unless subsequently registered under the Securities Act and all applicable state securities and "blue sky" laws or unless an exemption from such registration is available; (v) the Closing Shares and, if applicable, the Earnout Shares will not be registered under the Securities Act on the grounds that the offering and sale thereof contemplated by this Agreement will be exempt from registration pursuant to Regulation D promulgated pursuant to the Securities Act, and that the Buyer's and the Parent's reliance upon such exemption is predicated upon the representations of the Shareholders set forth herein, (vi) each Shareholder represents that he or she has the requisite knowledge, experience and sophistication in financial and business matters such that he or she is capable of fully and completely evaluating the merits and risks inherent in the receipt of the Closing Shares and, if applicable, the Earnout Shares, (vii) each Shareholder is an "accredited investor" as that term is defined in Rule 501(c) of Regulation D of the Securities Act, and (viii) the Shareholders' primary residence is at the address identified in the first paragraph of this Agreement. As used herein the term "Disclosure Materials" means, with respect to the Parent, (i) the registration statement on form S-1 (Reg. No. 333-74403), (ii) the final prospectus pursuant to Rule 424(b) dated July 7, 1999 ("Prospectus") with respect to the offering of eight million fifty thousand (8,050,000) shares (including the over allotment shares) of the Parent Common Stock, (iii) the Quarterly Reports on Form 10-Q with respect to the fiscal quarters ended June 30, 1999 and September 30, 1999 and filed with the Securities and Exchange Commission on August 16, 1999 and November 11, 1999, (iv) the Current Reports on Form 8-K dated September 27, 1999 and February 7, 2000 and on Form 8-K/A dated November 22, 1999 and (v) the Offering Memorandum, dated February 10, 2000 relating to the Company's 7% Convertible Subordinated Notes due 2005 (which offering memorandum has been provided to the Shareholders for informational purposes only and not as an offer to sell the securities described therein or any other securities of the Company) (the "Offering Memorandum").

               Each Shareholder further acknowledges and agrees that "stop transfer" instructions shall be placed against the Closing Shares and, if applicable, the Earnout Shares on the transfer books of the Parent's stock transfer agent until such time as such Closing Shares and, if applicable, the Earnout Shares are available for resale in accordance with all applicable law and with respect to the Closing Shares and, if applicable, the Earnout Shares pursuant to the Lock-Up Agreement, and that the certificates evidencing the Closing Shares and, if applicable, the Earnout Shares shall bear the following legend:

               The Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under any applicable state securities laws and neither the Shares nor any interest therein may be sold, transferred, pledged or otherwise disposed of in the absence of such registration or an exemption from registration under such Act and the rules and regulations thereunder and in the absence of registration or an exemption from registration under any applicable state securities laws. [With respect to the Closing Shares only: The transfer of the Shares is also subject to the restrictions set forth in a lock-up agreement executed by the registered owner of the Shares.]

               (p)  Net Worth. Immediately prior to giving effect to the
                    ---------
consummation of the transactions contemplated by this Agreement, the Net Worth of the Company shall be not less than $5,100,000. As used herein the term "Net Worth" means the total stockholders equity as shown on the Closing Balance Sheet.

               (q)  Questionable Payments. Neither the Company nor any
                    ---------------------
Shareholder nor any director, officer, agent, employee, or any other Person acting on behalf of the Company or any Shareholder, has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses; made any unlawful payment to government officials or employees or to political parties or campaigns; established or maintained any unlawful fund of corporate monies or other assets; made or received any bribe, or any unlawful rebate, payoff, influence payment, kickback or other payment; given any favor or gift which is not deductible for federal income tax purposes; or made any bribe, kickback, or other payment of a similar or comparable nature, to any governmental or non-governmental Person, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business or for special concessions secured.

               (r)  Accounts Receivable. Except as set forth in the Disclosure
                    -------------------
Schedule, all of the accounts, notes and other receivables of the Company (i) reflected on the financial statements of the Company provided pursuant to
Section 4.01(d) for its fiscal year ended December 31, 1999 as of the date of the balance sheet included therein and (ii) as of the date hereof, represent sales actually made in the ordinary course of business consistent with past practice for goods or services delivered or rendered in bona fide arm's-length transactions, constitute only valid, undisputed claims, have not been extended or rolled over in order to make them current and are collectible at their recorded amounts net of reserves for non-collectibility reflected on such financial statements in accordance with GAAP together with any additional reserve that would be accrued as of the Closing Date in accordance with GAAP.

          (s)  Interests of Related Persons.  Except as set forth in the
               ----------------------------
Disclosure Schedule, none of the Shareholders nor any officer, director, relative, or "Affiliate" (with such term having the meaning ascribed thereto in Rule 405 promulgated under the Securities Act of 1933, as amended) of the Company or the Shareholders:

               (i) owns any interest in any Person (other than the beneficial ownership for investment purposes of 5% or less of any class of equity securities of any Person which is registered under Section 12 of the Securities Exchange Act of 1934) which is a competitor, supplier or customer of the Company or serves as an officer, director, employee or consultant for any such Person;

               (ii) owns, in whole or in part, any property, asset or right of material significance, used in connection with the Business;

               (iii) has an interest in any Business Agreement; or

               (iv)  has any contractual arrangements with the Company.

          (t)  Termination of Employee Plans.  Except as specified on the
               -----------------------------
Disclosure Schedule, prior to the Closing Date, the Company terminated all the Employee Plans and there will be no duty, liability or obligation of any nature whatsoever of the Company, the Buyer and the Parent with respect to any action taken with respect to the Employee Plans prior to the Closing Date, it being understood that, without limiting the foregoing, the Shareholders and not the Company, the Buyer and the Parent, shall bear all costs and expenses (including, without limitation, legal fees) arising from or necessitated by such termination, including, without limitation, costs and expenses relating to (i) the submission of the Company's 401(k) Plan to the IRS for a determination letter and (ii) the distribution of the assets of the 401(k) Plan to the participants (the "Employee Plans Termination"). Effective as of a date not more than 30 days after the Closing Date, the Buyer shall cause the Company to adopt a Section 401(k) plan (which may be a new plan or a 401(k) plan maintained by the Buyer or one of its affiliates) and any employee who was eligible to participate in the terminated 401(k) plan immediately prior to the termination of such plan shall be eligible to participate in the newly adopted 401(k) plan as of the effective date of adoption.

          (u)  Termination of Working Capital Credit Facility.  The Company has
               ----------------------------------------------
terminated all working capital credit or other facilities with FirstStar Bank of Minnesota, N.A., as evidenced by the Revolving Credit Agreement, dated December 24, 1999, and all related promissory notes, guarantees, UCCs or security agreements, without any duty, liability or obligation of any nature whatsoever to the Company from and after the Closing Date (the "Credit Facility Termination").

          Section IV.2  Representations of the Buyer and Parent.  The Buyer
                        ---------------------------------------
and Parent represent and warrant to the Shareholders as follows:

          (a)  Corporate Matters; No Conflict.  The Buyer is duly incorporated,
               ------------------------------
validly existing and in good standing under the laws of the State of Delaware and is a wholly-owned first tier subsidiary of the Parent. The Buyer is in good standing in each other jurisdiction in which it is doing business, except where failure to be in good standing would not have a material adverse effect on the business of the Buyer and has the corporate power to enter into this Agreement, to perform its obligations hereunder and to conduct its business as currently conducted. The execution, delivery and performance of each Transaction Document to which it is a party and the transactions contemplated thereby by the Buyer will not (a) conflict with or violate the provisions of any applicable law, rule or order or the Buyer's Certificate of Incorporation or by-laws, (b) conflict with or constitute a default (with or without notice or the lapse of time or both) under any agreement or contract by which the Buyer is bound, or (c) require the consent or approval of, or filing with, any governmental body or third party. The execution, delivery and performance by the Buyer of each Transaction Document to which it is a party has been authorized and approved by all requisite corporate action on the part of the Buyer, and no other corporate or other approval or authorization is required on the part of the Buyer, any trustee or any other person by law or otherwise in order to make this Agreement and such other Transaction Documents the valid, binding and enforceable obligations of the Buyer. Each Transaction Document to which the Buyer is a party is the Buyer's valid, binding and enforceable obligation, enforceable against it in accordance with such Transaction Document's terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application and except that rights to indemnification and contribution may be limited by Federal or state securities laws or public policy relating thereto.

          (b)  No Brokers.  The only broker, leasing agent, finder or similar
               ----------
person or entity with whom the Buyer has made contact or had any dealings with or entered into any agreement, arrangement or understanding with concerning this Agreement and to whom the Buyer is responsible to pay a finder's fee, brokerage commission or similar payment to is the party listed in item 2 on Exhibit A, if any, and the Buyer shall be solely responsible for the payment of any such fee, commission or payment.

          Section IV.3  Representations and Warranties of the Parent.  The
                        --------------------------------------------
Parent represents and warrants to the Shareholders that the statements set forth in this Section 4.03 are true, correct and complete, subject to the qualifications set forth in the Exhibits to this Section 4.03.

          (a)  Organization and Qualification.  The Parent is a corporation duly
               ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own or lease its properties and to conduct its business as currently conducted, and to carry on its business as currently conducted, and the Parent is qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions where failure to qualify would have a material adverse effect on the Parent or the conduct of its business.

          (b)  Corporation Authorization.  The execution, delivery and
               -------------------------
performance by the Parent of any Transaction Document to which it is a party has been authorized and approved by all requisite corporate and other action on the part of the Parent, and no other corporate or other approval or authorization is required on the part of the Parent or any other person by law or otherwise in order to make this any such Transaction Document the valid, binding and enforceable obligations of the Parent. Each Transaction Document to which the Parent is a party is the valid, binding and enforceable obligation of the Parent, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application and except that rights to indemnification and contribution may be limited by Federal or state securities laws or public policy relating thereto.

          (c)  Authorization and Validity; Issuance of Shares.  The Closing
               ----------------------------------------------
Shares are, and the Earnout Shares, if any, will be, validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances and rights of first refusal, other than liens and encumbrances created by the Shareholders, this Agreement and the other Transaction Documents and will not be subject to any preemptive or similar rights. Assuming the accuracy of the Shareholders' representations in Section 4.01(o), the issuance by the Parent of the Closing Shares is exempt from registration under the Securities Act.

          (d)  No Conflicts.  The execution, delivery and performance of this
               ------------
Agreement and the transactions contemplated hereby by Parent will not (i) conflict with or violate the provisions of any applicable law, rule or order or Parent's Certificate of Incorporation or by-laws, (ii) conflict with or constitute a default under any agreement or contract by which Parent is bound, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Parent is subject (including Federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Parent Common Stock is traded or listed) applicable to Parent, or by which any material property or asset of Parent is bound or affected for any violation, conflict, default or breach, except, in each such case, for any violation, conflict, default or breach which is not reasonably expected to have a material adverse effect on the Parent or the conduct of its business.

          (e)  Consents and Approvals.  Except as specifically set forth on
               ----------------------
Exhibit 4.03(e), the Parent is not required to obtain any consent, waiver,
---------------
authorization or order of, give any notice to, or make any filing or registration with, any court or other federal or state governmental authority, regulatory or self regulatory agency in connection with the execution, delivery and performance by the Parent of this Agreement, other than (i) any filings, notices or registrations under applicable federal or state securities laws, (ii) the filing of a form D with the Commission, and (iii) any approvals required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

          (f)  Investment Company.  The Parent is not, and is not controlled by
               ------------------
or under common control with an affiliate of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (g)  Broker's Fees.  No fees or commissions or similar payments with
               -------------
respect to the transactions contemplated by this Agreement have been paid or will be payable by the Parent to any broker, financial advisor, finder, investment banker, or bank.

          (h)  Certain Securities Matters.
               --------------------------

               (i)   Financial and Other Information. The Parent has delivered
                     -------------------------------
     to the Shareholders a copy of the Disclosure Materials. The Disclosures Materials did not, as of the time of their respective filings, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Except as set forth on Exhibit 4.03(h)(i), no event has occurred since the respective dates of
        ------------------
     such filings which requires the Parent to amend any of the Disclosure Materials or to file a current report on Form 8-K. Each of the Parent's financial statements included in the Disclosure Materials (including the related notes and schedules) have been prepared in accordance with GAAP applied on a consistent basis and as of its respective date and for the period then ended, fairly presents the consolidated financial position and results of operations of the Parent and its consolidated subsidiaries (except, with respect to interim statements, for the omission of notes and for normal year end adjustments).

               (ii)  Capitalization.  Except as set forth in the Disclosure
                     --------------
     Materials or Exhibit 4.03(h)(ii):  (A) the authorized share capital of the
                  -------------------
     Parent is, in all material respects, as set forth in the Parent's most recent Form 10-Q, and (B) there are no existing option, warrant, call, commitment or other agreements to which the Parent is a party or bound requiring, and there are no convertible securities of the Parent outstanding which upon conversion would require, the issuance of any material number of additional shares of common stock of the Parent or other securities convertible into common stock of the Parent or the purchase or redemption of any material number of shares of common stock of the Parent.

               (iii) No Material Adverse Change.  Since the date of the
                     --------------------------
     financial statements included in the most recent Form 10-Q or 8-K, there has been no material adverse change in the financial condition or results of operation of the Parent and its consolidated subsidiaries.

          Section IV.4  Additional Securities Matters.
                        -----------------------------

          (a) For a period of two years from the Closing Date, the Parent shall continue to file on a timely basis all reports that are required to be filed by it under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

          (b) Upon a Shareholder's request at any time after two years from the Closing Date, the Parent shall, upon evidence reasonably satisfactory to the Parent that such Shareholder is not an affiliate of the Company, direct its transfer agent to cause replacement certificates evidencing that

Shareholder's Closing Shares and Earnout Shares to be issued to that Shareholder without the legend set forth in Section 4.01(o). In addition, if a Shareholder transfers Closing Shares or Earnout Shares pursuant to (i) a registration statement effective under the Securities Act of 1933, as amended (the "Securities Act") or (ii) Rule 144 under the Securities Act, and in the case of clause (ii) provides to the Parent an opinion of counsel reasonably acceptable to the Parent, then, in either case, the Parent shall promptly direct its transfer agent to promptly deliver to the transferee of such shares a certificate evidencing such shares but omitting the legend described in Section 4.01(o). In addition, if the Shareholders deliver to the Company an opinion of counsel reasonably acceptable to the Parent to the effect that no subsequent transfer of any Closing Shares or Earnout Shares shall require registration under the Securities Act, promptly upon such transfer the Parent shall direct its transfer agent to deliver to such transferee new certificates evidencing such securities that do not bear the legend set forth in Section 4.01(o).

                                   ARTICLE V

                               CERTAIN COVENANTS
                               -----------------

          Section V.1  Non-competition; non-solicitation.
                       ---------------------------------

          (a) For a period commencing on the Closing Date and ending on the third anniversary of the Closing Date, each Shareholder agrees not to engage, either directly or indirectly, in any capacity in any business which is similar to or in competition with the Business, as conducted immediately after giving effect to the Closing, and which is located or does business in any state in the United States or throughout the World.

          (b) Each Shareholder understands that pursuant to this Agreement he may have received confidential and proprietary information of Buyer and the Parent and their respective affiliates. The Shareholders shall not, and the Shareholders shall cause all of the Company's officers, directors, employees, agents or contractors who received or learned of such confidential and proprietary information not to, at any time, either before or after the Closing Date, disclose to any third party any such confidential or proprietary information of the Buyer or the Parent, or make use of any of such information except in evaluating whether to enter into this Agreement. In connection with such evaluation, the Company and the Shareholders may disclose such proprietary information to their legal and financial consultants on a need to know basis on the condition that those consultants are similarly prohibited from further disclosing such information as provided herein.

          (c) For a period commencing on the Closing Date and ending on the third anniversary of the Closing Date, the Shareholders, unless acting with the express written consent of the Buyer or the Parent, will not, directly or indirectly, interfere with, solicit or endeavor to entice away:

               (i) any person who was an employee, subcontractor or consultant of the Company, the Buyer, the Parent or any of their affiliates during the twelve months immediately preceding the date of such solicitation, interference or endeavor,

               (ii) with respect to any business similar to or in competition with the Business in which the Company, the Buyer, the Parent, or any of their affiliates is or has been engaged after the date of this Agreement, any person or entity who was a customer or client of the Company or a customer or client of the Buyer or the Parent, or any person or entity who, during the twelve months immediately preceding the date of such solicitation, requested or received a proposal from the Buyer, the Parent or the Company.

          Each Shareholder expressly acknowledges, understands and agrees (i) that remedies at law for any breach of this Section 5.01 will be inadequate,
(ii) that the damages resulting from such breach are not readily susceptible to measurement in monetary terms and (iii) that the Buyer and/or the Parent shall be entitled to immediate injunctive relief and may obtain temporary and permanent orders restraining any threatened or further breach of this Section 5.01 by the Shareholders. Each Shareholder have been advised by their respective counsel with respect to the meaning and effect of this Section 5.01.

          Section V.2  Survival of Representations and Warranties.  The
                       ------------------------------------------
representations and warranties of the parties herein contained shall survive the closing of the transactions contemplated by this Agreement, notwithstanding any investigation at any time made by or on behalf of the other party; provided that any claims for indemnification in accordance with this Article V with respect to any representation or warranty must be made (and will be null and void unless made) on or before April 30, 2002 (except in the case of representations contained in Section 4.01(a)(ii) and (iii), (g) and (j), which must be made within six (6) months following the expiration of the applicable statute of limitations); provided further, however, that the Shareholders shall have no liability on account of any misrepresentation or breach of representations and warranties made by them in this Agreement, the Disclosure Schedule or any Transaction Document to the extent that the Shareholders are able to show (it being agreed that the Shareholders shall have the burden of proof) that Leonard Fassler, Frank Alfano, Jennifer Lawton, Bruce Klein or Scott Aldsworth (i) had actual knowledge prior to the Closing Date that the fact or circumstance giving rise to such misrepresentation or breach existed prior to the Closing Date and
(ii) actually knew prior to the Closing Date that such fact or circumstance constituted or probably constituted a breach or misrepresentation for which indemnification would be available under Section 5.03(A).

          Section V.3  Indemnification.
                       ---------------

          (a)  Indemnification by the Shareholders.
               -----------------------------------

               (i) Each Shareholder hereby jointly and severally agrees to indemnify and hold the Parent, the Buyer and the Company, and each of their respective successors, assigns, officers, directors, stockholders, affiliates, employees, representatives and other agents harmless from and against any and all claims, liabilities, taxes, losses, damages or injuries, together with costs and expenses, including reasonable legal fees ("Damages"), arising out of or resulting from (A) any misrepresentation or breach of the representations and warranties made by the Shareholders in this Agreement, the Disclosure Schedule or in any Transaction Document, (B) any breach by any Shareholder, unless waived in writing by the Buyer, of any covenant or agreement contained in any Transaction Document to which it is a party, (C) any and all Taxes of or attributable to the Company and/or the Buyer resulting from the failure of the
Section 338 Election and any and all Taxes imposed under Section 1374 of the Code (or any similar provisions of state or local law), (D) any and all sales, use, value added, stamp, transfer or other similar taxes arising from the transactions contemplated herein, (E) any and all liabilities arising out of or relating to the Excluded Assets (including, without limitation, any Taxes arising from the sale or other transfer of the Excluded Assets), (F) any and all liabilities arising out of or relating to the Employee Plans Termination and the Credit Facility Termination as a result of arising out of or actions or omissions by the Company or the Shareholders and (G) for a period of two years after the Closing Date, any and all liabilities of the Company arising, existing or accruing prior to the Closing Date except for: (w) obligations of the Company to perform services with respect to deferred revenue at Closing, if any, (x) liabilities of the Company as of the Closing Date as set forth in the Disclosure Schedule under the heading 5.03(a)(i), (y) all obligations of the Company under the Business Agreements; and (z) the trade accounts payables, accrued payroll and other liabilities of the Company as of the Closing Date or as reflected on the Financial Statements or to the extent set forth in the Closing Date Balance Sheet, provided that such obligations and liabilities in clause (w) and (z),
       --------
respectively, are reflected in Net Worth pursuant to Section 4.01(p) and Section 5.08.

               (ii) Notwithstanding anything to the contrary herein, (x) the aggregate liability of the Shareholders for Damages under Sections 5.03(a)(i)(A) and 5.03(a)(i)(G) shall not exceed twenty million dollars ($20,000,000), and (y) the Shareholders shall be jointly and severally liable for Damages under clause
(ii) of the sentence immediately preceding the penulitimate sentence of Section 4.01(c)(iii) and Sections 5.03(a)(i)(A), 5.03(a)(i)(B) and 5.03(a)(i)(G) (other than any liability arising out of the sales tax audit disclosed in the Disclosure Statement) only after the aggregate amount of such Damages (calculated together with all prior such Damages) exceeds two hundred and fifty thousand dollars

($250,000) (the "Shareholders Basket") (it being understood that the parties hereto do not intend such amount to be deemed to be a definition of what is "material" for any purpose in this Agreement), provided, however, that if the aggregate amount of such Damages exceeds the Shareholders Basket, then the Shareholders shall be jointly and severally liable for all such Damages, as if this clause (y) did not provide for the Shareholders Basket (but subject, in all cases, to clause (x) hereof). Notwithstanding anything to the contrary contained in this Agreement, any qualification of any representation or warranty as to materiality shall be disregarded for the purposes of this Section 5.03(a)(ii). For the avoidance of doubt, it is hereby acknowledged that to the extent that any of the Shareholders' representations are qualified by a materiality standard as a result of which no indemnity payments are made or due by the Shareholders under Section 5.03(a)(i), then the Shareholders Basket set forth above, shall be reduced dollar-for-dollar for each dollar for which no indemnity payment is due because of such qualification.

          (b)  Indemnification by the Buyer and the Parent.
               -------------------------------------------

               (i) Each of the Buyer and the Parent hereby, jointly and severally, agrees to indemnify and hold the Shareholders harmless from and against any and all claims, liabilities, taxes, losses, damages or injuries, together with costs and expenses, including reasonable legal fees ("Shareholders Damages"), arising out of or resulting from (A) any misrepresentation or breach of the representations and warranties made by the Buyer or the Parent in this Agreement or any other Transaction Document, (B) any breach by the Buyer or the Parent, unless waived in writing by the Shareholders, of any covenant or agreement of the Buyer or the Parent contained in this Agreement or any other Transaction Document, and (C) any and all liabilities arising out of the operation of the Business by the Company after the Closing Date but not any liability as to which the Shareholders have an indemnification obligation under
Section 5.03(a).

          Section V.4  Procedure of Indemnification.
                       ----------------------------

          (a)  Claim Notice.  Any party claiming a right to indemnification
               ------------
hereunder (the "Indemnified Party") shall give the other party from whom indemnification is sought (the "Indemnifying Party") prompt written notice (a "Claim Notice") of any claim, demand, action, suit, proceeding or discovery of fact upon which the Indemnified Party intends to base a claim for indemnification under this Article V, which shall contain (x) a description and the amount (the "Claimed Amount") of any Damages or Shareholders Damages, as the case may be, incurred or reasonably expected to be incurred by the Indemnified Party, (y) a statement that the Indemnified Party is entitled to indemnification under this Article V for such Claimed Amount, and (z) a demand for payment provided, however, that no failure to give such Claim Notice shall excuse any Indemnifying Party from any obligation hereunder except to the extent the Indemnifying Party is materially and actually prejudiced by such failure.

          (b)  Assistance.  The Indemnified Party shall make available to the
               ----------
Indemnifying Party and its counsel and accountants, all books and records of the Indemnified Party relating to such action, suit or proceeding and the parties agree to render to each other such assistance as may reasonably be requested in order to insure the proper and adequate defense of any such action, suit or proceeding.

          (c) Assumption of Defense. Within 20 days after delivery of the Claim Notice, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such suit or proceeding with counsel reasonably satisfactory to the Indemnified Party, provided, however, that any Claim relating to Taxes reflected or to be reflected in a Tax Return of Parent or the Buyer or any combined, consolidated or unit or group of which either is a member shall be controlled by the Parent. If the Indemnifying Party does not so assume control of such defense within said 20 day period, the Indemnified Party shall control such defense. The party not controlling such defense (the "Non-controlling Party") may participate therein at its own expense; provided that if the Indemnifying Party assumes control of such defense and counsel to the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such suit or proceeding, the reasonable fees and expenses of counsel to the Indemnified Party shall be considered "Damages" or "Shareholders Damages," as the case may be, for purposes of this Agreement.

The party controlling such defense (the "Controlling Party") shall keep the Non-controlling Party advised of the status of such suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party shall furnish the Controlling Party with such information as it may have with respect to such suit or proceeding (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such suit or proceeding. The Indemnified Party shall not agree to any settlement of or consent to the entry of any judgment arising from any suit or proceeding without the consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed. The Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld or delayed; provided that the consent of the Indemnified Party shall not be required if the Indemnifying Party agrees in writing to pay any amounts payable pursuant to such settlement or judgment and such settlement or judgment includes a complete release of the Indemnified Party from further liability and does not contain any admission of liability.

          (d)  Indemnity Response. Within 20 days after delivery of a Claim
               ------------------
Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response (the "Response") in which the Indemnifying Party shall: (x) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount, by check or by wire transfer or, if the Indemnified Party is the Buyer, the Parent or the Company, either by delivery of an irrevocable direction to the Escrow Agent to pay the Claimed Amount out of the Escrowed Property or by delivery of Closing Shares and/or, if applicable, Earnout Shares together with appropriate instruments of transfer),
(y) agree that the Indemnified Party is entitled to receive part, but not all, of the Claimed Amount (the "Agreed Amount") (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount, by check or by wire transfer or, if the Indemnified Party is the Buyer, the Parent or the Company, either by delivery an irrevocable direction to the Escrow Agent to pay the Claimed Amount out of the Escrowed Property or by delivery of Closing Shares and/or, if applicable, Earnout Shares together with appropriate instruments of transfer) or (z) dispute that the Indemnified Party is entitled to receive any of the Claimed Amount. If the Indemnifying Party in the Response disputes its liability for all or part of the Claimed Amount, the Indemnifying Party and the Indemnified Party may follow the procedures set forth in clause (e) below for the resolution of such dispute (a "Dispute").

          (e)  Arbitration. During the 60-day period following the delivery of a
               -----------
Response that reflects a Dispute, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve the Dispute. If the Dispute is not resolved within such 60-day period, such Dispute shall be conclusively and exclusively settled on the merits by arbitration under the rules of the American Arbitration Association (the "AAA") then in effect. In the event the party requiring arbitration is the Parent, the Buyer or the Company, such arbitration shall take place in Minneapolis, Minnesota; in the event the party requiring arbitration is a Shareholder, such arbitration shall take place in New York City, New York. The arbitral tribunal shall be composed of three arbitrators, one of which shall be appointed by the Parent or the Buyer, one of which shall be appointed by the Shareholder Representative and the last of which shall be appointed by the first two arbitrators. The arbitrators shall be directed to resolve such dispute as soon as practicable using such expedited procedures as may be available under the rules and regulations of the AAA then in effect. As part of its award, the arbitral tribunal may make a fair allocation of the fees and expenses of the AAA and the cost of any transcript and award either party attorney's fees, taking into account the merits of claims and defenses. The arbitral tribunal may grant injunctive relief. Nothing in this paragraph shall preclude any party from seeking temporary injunctive relief from any court of competent jurisdiction pending the appointment of the arbitral tribunal.

          Section V.5  Certain Limitations on Indemnification.
                       --------------------------------------

          (a)  Tax and Insurance Reductions. All claims for indemnification by
               ----------------------------
any party hereto shall be determined net of (i) any proceeds of insurance coverage actually received by the

Indemnified Party with respect to such claim, and (ii) any tax benefit actually realized by the Indemnified Party resulting from the claim.

          (b)  Loss of Profit. In no event shall the Indemnifying Party be
               --------------
liable to the Indemnified Party for such party's (as opposed to any third party's) loss of profit or consequential damages arising out of or resulting from any matter to which the Indemnified Party is entitled to indemnification under Section 5.03.

          Section V.6  Escrow.
                       ------

          (a) On the Closing Date, Sixty Three Thousand Seven Hundred Twenty (63,720) shares of the Parent Common Stock from the Closing Shares (the "Escrowed Property"), together with stock powers executed in blank, shall be delivered to the escrow agent listed on Exhibit A (the "Escrow Agent") to be held in escrow in accordance with the terms of the escrow agreement attached hereto as Exhibit B (the "Escrow Agreement"). The Escrowed Property shall initially consist of the following numbers of shares from the following Shareholders and shall be allocable to such Shareholders in the percentages indicated below:



                                       Number of Shares      Percentages
                                       ----------------      -----------
      Gretchen Artig-Swomley                32,497               51%

      Dale Swomley                          31,223               49%


          (b) The Escrowed Property will be held in escrow by the Escrow Agent as security for any indemnification obligation of the Shareholders to the Buyer, the Parent and/or, the Company, pursuant to the terms of Section 5.03. Indemnity claims by the Buyer, the Company or the Parent pursuant to Section 5.03 shall be satisfied first by the reduction of the Escrowed Property, if any, at its value (as determined pursuant to the Escrow Agreement); thereafter such indemnity claims shall be satisfied either, at the option of the Shareholders, by means of
(i) Closing Shares and, if applicable, Earnout Shares, which shares shall be valued at their value determined in the same manner as provided in the Escrow Agreement or (ii) cash. The value (as determined pursuant to the Escrow Agreement) of the Escrowed Property, the Closing Shares and, if applicable, the Earnout Shares shall not constitute a limit on the liability of the Shareholders to the Buyer, the Company and the Parent hereunder, it being understood and agreed that the Shareholders shall remain liable to satisfy the amount of any claims which exceed the value of the Escrowed Property, the Closing Shares and, if applicable, the Earnout Shares, to the extent provided in Section 5.03. The Escrowed Property shall be held by the Escrow Agent pursuant to the terms of the Escrow Agreement.

          Section V.7   Tax Matters.
                        -----------

          (a)  Preparation and Filing of Tax Returns. The Shareholders shall
               -------------------------------------
prepare and file any federal or state income or franchise Tax Returns and employment tax returns of the Company for the taxable period ended on the Closing Date. The Buyer, Company or Parent, or their Affiliates shall file all other Tax Returns due after the Closing Date. The parties will cooperate with each other in connection with the filing of Tax Returns provided herein. The Parent, Company or Buyer or any of their Affiliates, shall notify the Shareholders of any audit or examination that may result in a claim for indemnification of Taxes from the Shareholders, and allow Shareholders to participate in such audit or examination at their own expense.

          (b) Allocation of Certain Taxes. Without limiting the Shareholders' indemnity obligations under Section 5.03 hereof, the Company and the Shareholders agree that if the Company is permitted but not required under applicable foreign, state or local Tax laws to treat the Closing Date as the last day of a taxable period, the Company and the Shareholders shall treat such day as the last day of a taxable period.

          (c)  Cooperation on Tax Matters.
               --------------------------

               (i) The Company and the Shareholders shall cooperate in the preparation of all Tax Returns for any Tax periods for which one party could reasonably require the assistance of the other party in obtaining any necessary information. Such cooperation shall include, but not be limited to, furnishing prior years' Tax Returns illustrating previous reporting practices or containing historical information relevant to the preparation of such Tax Returns, and furnishing such other information within such party's possession requested by the party filing such Tax Returns as is relevant to their preparation. Such cooperation and information also shall include without limitation promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any taxing authority which relate to the Company, and providing copies of all relevant Tax Returns, together with accompanying schedules and related work papers, documents relating to rulings or other determinations by any taxing authority and records concerning the ownership and tax basis of property, which the requested party may possess. The Company and the Shareholders shall make their respective employees and facilities available on a mutually convenient basis to provide explanation of any documents or information provided hereunder.

               (ii) The party requesting the cooperation pursuant to this clause shall reimburse the party providing the cooperation for all of such party's out of pocket costs and expenses incurred in connection with the provision of such cooperation.

          (d)  Section 338 Election.
               --------------------

               (i) The Shareholders shall join with the Buyer and/or the Company in making an election under Section 338(h)(10) of the Code and Treasury Regulation (S) 1.338(h)(10)-1(d) (the "Section 338 Regulations") (and, to the extent requested by the Buyer, any election comparable to Section 338 (h)(10) of the Code under state, local or foreign tax law, or if such election is unavailable, any election comparable to Section 338(g) of the Code under state, local or foreign tax law) (collectively, the "Section 338 Election") with respect to the transactions contemplated by this Agreement. At the Closing, the Shareholders shall sign and deliver Internal Revenue Service Form 8023 (the "Federal Section 338 Form") to Oppenheimer Wolff & Donnelly, LLP in escrow pursuant to the Section 338 Escrow Agreement. The Shareholder shall deliver to the Buyer any state, local or foreign forms required for the Section 338 Election (collectively, the "State Section 338 Forms" and, together with the Federal Section 338 Form, the "Section 338 Forms") signed by each of the Shareholders as soon as reasonably practicable after the Closing but in all events upon the earlier of (i) 30 days prior to the outside filing date for any such State
     Section 338 Form or (ii) 60 days after the Closing Date. To the extent that any item on a Section 338 Form has not been completed prior to the Closing, the parties shall agree at the Closing on the manner in which the item is to be determined. The Shareholders shall at any time and from time to time after the Closing cooperate with the Buyer in connection with the
     Section 338 Election, including the signing by them of any forms that the Buyer may reasonably request in order to accomplish the Section 338 Election. Shareholders (i) shall pay any Taxes attributable to the transaction contemplated by this Agreement and the making of any Section 338 Election, including, without limitation, any Tax imposed upon the Company and any Tax attributable to any Section 338 Election in which Shareholders are not required to join and (ii) will indemnify the Buyer in accordance with Section 5.03 against any adverse consequences arising out of any failure to pay such Taxes.

               (ii) Shareholders and the Buyer (and/or the Company) agree to act in accordance with the Section 338 Forms in the preparation and filing of all Tax Returns (including, without limitation, any amended Tax Returns and claims for refund) and in the course of any tax audit, appeal or litigation relating thereto, unless advised by counsel that it may not take such position without violating applicable law and without incurring penalties and except as may be required by a final determination (of a relevant taxing authority) with respect to any such issue. Upon payment of any indemnification obligations hereunder resulting in an adjustment of the

     "modified aggregate deemed sale price" (or the "aggregate deemed sale price," if applicable, or any deemed sale price comparable to the "modified aggregate deemed sale price" or the " aggregate deemed sale price" under state, local or foreign tax law), the amounts that are set forth on the
     Section 338 Forms shall be appropriately adjusted.

               (iii) The Parent agrees to cause the Company to comply with the provisions of this Section 5.07. The Parent will maintain or cause to be maintained the records relating to any Tax Returns prepared by the Company with respect to any taxable period or portion thereof ending on or prior to the Closing Date until the expiration of any statute of limitations applicable thereto (including any extensions thereof).

          (e)  Other Tax Matters.
               -----------------

               (i) Neither Parent, Buyer, nor Company, nor any Affiliate thereof, will file any refund claim or other amended Tax Return for any taxable period ending on or before the Closing Date without the express written consent of the Shareholders, which may be withheld in their sole and absolute discretion.

               (ii) Any rebate or refund of any Taxes of the Company for any taxable period or portion thereof ending on or before the Closing Date shall accrue to the benefit of the Shareholders and if received by the Company, Buyer, Parent or any of their Affiliates, shall be repaid promptly to the Shareholders.

               (iii) With respect to any payments by Buyer of any Earnout, for purposes of computing any imputed interest with respect to any such payment, Buyer shall compute such imputed interest at the appropriate "applicable federal rate" with respect to such payments as allowed by applicable law.

          Section V.8  Adjustment Based on Net Worth at Closing.
                       ----------------------------------------

          Within sixty (60) days after the Closing, the Buyer shall review the Company's books and records as of the Closing Date to determine the accuracy of the information set forth on the Certificate of Net Worth referred to in Section 7.01(i) and shall provide the Shareholders with an unaudited balance sheet of the Company prepared in accordance with GAAP (the "Closing Balance Sheet"). Together with the delivery of such balance sheet, the Buyer shall notify the Shareholder Representative in writing of any variances from the Certificate of Net Worth. The Shareholder Representative shall have 30 days to notify the Buyer of any dispute with its findings. Any disputes which the parties are unable to resolve to their mutual satisfaction shall be resolved by a mutually agreeable independent accounting firm whose decision shall be final. The fees of the independent accounting firms shall be paid 50% by the Shareholder and 50% by the Buyer. Upon the earlier to occur of (a) the expiration of sixty (60) days from the Closing or (b) the resolution of a dispute, if any, there shall be an adjustment (upwards or downwards) by the amount, if any, by which the actual Net Worth of the Company as finally determined in accordance with this Section
5.08 exceeds or is less than $5,300,000 by more than $25,000 (the "Net Worth Basket"). If the actual Net Worth of the Company exceeds the sum of $5,300,000 and the Net Worth Basket, the amount by which the actual Net Worth exceeds $5,300,000 shall be paid by the Buyer to the Shareholders pro rata in accordance
                                                          --- ----
with their respective percentage interests in Section 2.01(d) by wire transfer of immediately available funds; if the actual Net Worth of the Company is less than $5,300,000 minus the Net Worth Basket, the amount by which $5,300,000 exceeds the actual Net Worth of the Company shall be paid to the Buyer by the Shareholders pro rata in accordance with their respective percentage interests
             --- ----
in Section 2.01(d) by wire transfer of immediately available funds. Any adjustment pursuant to this Section 5.08 shall be deemed to be an adjustment to the purchase price paid under Section 2.01. Any amount to be paid pursuant to an adjustment pursuant to this Section 5.08 shall be paid in cash.

          Section V.9  Exclusive Remedy.
                       ----------------

          The parties agree that the sole and exclusive remedy of each party with respect to any and all claims relating to or arising out of misrepresentation or breach of any representation, warranty, covenant or agreement made by the other parties in this Agreement (which the parties agree does not include a claim of fraud) shall be pursuant to the indemnification provisions in this Article V. Notwithstanding the foregoing, nothing set forth in this Article V shall be deemed to prohibit or limit any party's right at any time to seek injunctive or equitable relief for the failure of the other party to perform any covenant or agreement contained herein.

                                  ARTICLE VI

                       PIGGY-BACK REGISTRATION RIGHTS
                       ------------------------------

          Section VI.1  Piggyback Registration Rights.  The Shareholders shall
                        -----------------------------
become parties to the Piggyback Registration Rights Agreement dated as of January 27, 2000, among the Parent and certain of its stockholders in the form attached hereto as Exhibit G on the Closing Date. Notwithstanding anything to
                   ---------
the contrary contained herein or in the Piggyback Registration Rights Agreement:
(i) the provisions of Section 2.02 of the Piggyback Registration Rights Agreement shall not be effective with respect to the Shareholders after the first anniversary of the Closing Date, and (ii) any piggyback registration rights of the Shareholders shall not be exercisable in connection with any registration required in connection with or resulting or arising from the Company's issuance of 7% Convertible Subordinated Notes Due 2005 described in the Offering Memorandum, except as set forth in the next sentence, and (iii) the Shareholders will enter into any lock-up agreement with respect to their Closing Shares and, if applicable, Earnout Shares required by the underwriters in any public offering of the Parent Common Stock (as long as the other parties to the Piggy-Back Registration Rights Agreement having a substantially similar or greater number of shares of Parent Common Stock also execute such lock-up agreement) for so long any restriction on transferability contained therein shall not be effective in any respect with respect to the Shareholders beyond the first anniversary of the Closing Date (the "Lock-up Agreement"). If any of Web Hosting Organization LLC ("WHO"), Softbank Technologies Venture IV, L.P. ("SBTV"), and/or Softbank Technologies Advisors Fund, L.P. ("SBTA") register any or all of their respective shares of Parent Common Stock in parallel registration effected as a result of the shelf registration to be effected in connection with the Company's issuance of 7% Convertible Subordinated Notes Due 2005 described in the Offering Memorandum, then each Shareholder shall be entitled to exercise his or her piggy-back rights in respect of his or her "pro rata" number of Closing Shares and Earnout Shares, if any. For purposes of this
Article VI, a Shareholder's "pro rata" number of shares means the number of Closing Shares and Earnout Shares, if any, then owned by such Shareholder multiplied by a fraction, the numerator of which is the aggregate number of shares of Parent Common Stock then owned by WHO, SBTV and SBTA that are being registered as part of such parallel registration and the denominator of which is the total number of shares of Parent Common Stock then owned by WHO, SBTV and SBTA collectively.

                                  ARTICLE VII

                             DELIVERIES AT CLOSING
                             ---------------------

          Section VII.1  Deliveries by the Company and the Shareholders.  On
                         ----------------------------------------------
the Closing Date, the Company and the Shareholders will deliver, or cause to be delivered, to the Buyer the following:

          (a) The Shareholders shall have delivered to the Buyer certificates evidencing the Company Common Stock, free and clear of all liens and encumbrances or restrictions on transfer of any nature whatsoever, duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank and with all requisite documentary or stock transfer tax stamps affixed.

          (b)  The following corporate documentation:

               (i) The Company's Articles or Certificate of Incorporation certified as of a date within thirty (30) days prior to the Closing Date by the Secretary of State of the state of the Company's organization;

               (ii) Good Standing Certificates with respect to the Company as of date within thirty (30) days prior to the Closing Date from the Secretary of State of the state of the Company's organization and each other state in which the Company is qualified to do business;

               (iii) The Company's By-Laws certified as of the Closing Date by the President or Secretary of the Company and the Shareholders as being in full force and effect and unmodified;

               (iv) The Company's Minute and Stock Book certified as of the Closing Date by the President or Secretary of the Company and the Shareholders as being current, complete, accurate and unmodified; and

               (v) Corporate Resolutions of the Company's Board of Directors and the Shareholders, approving this Agreement and all the transactions contemplated hereby on behalf of the Company, certified by the President or Secretary of the Company and the Shareholders as being in full force and effect and unmodified (which director resolutions shall include the approval of the Employee Plan Termination.

          (c) The legal opinion of counsel to the Company and the Shareholders attached hereto as Exhibit C.

          (d) The Employment Agreement between the Company and Gretchen Artig-Swomley, executed by Gretchen Artig-Swomley, and the Employment Agreement between the Company and Dale Swomley, executed by Dale Swomley, attached hereto as Exhibits D-1 and D-2, respectively (the "Employment Agreements").

          (e) A lock-up agreement regarding the Closing Shares in the form annexed hereto as Exhibit F (the "Lock-up Agreement") executed by each Shareholder.

          (f) An escrow agreement in the form annexed hereto as Exhibit FF executed by each Shareholder and Oppenheimer Wolff & Donnelly, LLP, as escrow agent (the "338 Escrow Agreement").

          (g) Resignations, in writing, of all the directors and certain officers of the Company.

          (h)  Consents or acknowledgments to the assignment (i.e., as a result
                                                              ----
of change of control provisions) of all Business Agreements listed in the Disclosure Schedule.

          (i) Consent to a press release in form satisfactory to the Shareholders and the Buyer relating to this Agreement and the transactions contemplated hereby.

          (j) A certificate of Net Worth signed by an authorized officer of the Company and the Shareholders (the "Certificate of Net Worth") stating such persons' reasonable belief that that the Net Worth of the Company is not less than $5,100,000.

          (k) A list of all software (including, off-the-shelf software) used by the Company in operating and maintaining the Business.

          (l) Evidence satisfactory to the Buyer that the Company has sold the Excluded Assets pursuant to an agreement satisfactory to the Buyer, under which the Company is selling the Excluded Assets on an as is where is basis and makes no representations, warranties, indemnities or covenants to the purchaser of the Excluded Assets and such purchaser assumes all duties, obligations and liabilities of any nature relating to the Excluded Assets.

          (m)  The Escrow Agreement, executed by the Shareholders.

          (n)  Intentionally Omitted.

          (o) Evidence satisfactory to the Buyer that the Employee Plans Termination has occurred with no duties, obligations or liabilities to the Company of any nature whatsoever following the Closing.

          (p) Evidence satisfactory to the Buyer that all necessary approvals pursuant to the HSR Act shall have been obtained.

          (q) Evidence satisfactory to the Buyer that the Credit Facility Termination has occurred with no duties, obligations or liabilities to the Company of any nature whatsoever following the Closing, including without limitation the termination of all liens and security interests in the Company's Assets and the termination of any and all UCC financing statements.

          Section VII.2  Deliveries by the Buyer.  On the Closing Date, the
                         -----------------------
Buyer will deliver, or cause to be delivered, to the Shareholders the following:

          (a)  The following corporate documentation with respect to the Buyer:

               (i) The Buyer's Articles or Certificate of Incorporation, certified as of a date within thirty (30) days prior to the Closing Date by the Secretary of State of the State of Delaware;

               (ii) A Good Standing Certificate with respect to the Buyer as of date within thirty (30) days prior to the Closing Date from the Secretary of State of the State of Delaware;

               (iii) The Buyer's By-Laws certified as of the Closing Date by the President or Secretary of the Buyer as being in full force and effect and unmodified; and

               (iv) Corporate Resolutions of the Buyer's Board of Directors, approving this Agreement and all the transactions contemplated hereby on behalf of the Buyer, certified by the President or Secretary of the Buyer as being in full force and effect and unmodified.

          (b)  The following corporate documentation with respect to the Parent:

               (i) The Parent's Articles or Certificate of Incorporation, certified as of a date within thirty (30) days prior to the Closing Date by the Secretary of State of the State of Delaware;

               (ii) A Good Standing Certificate with respect to the Parent as of date within thirty (30) days prior to the Closing Date from the Secretary of State of the State of Delaware;

               (iii) The Parent's By-Laws, certified as of the Closing Date by the President or Secretary of the Parent as being in full force and effect and unmodified; and

          (c) Corporate Resolutions of the Parent's Executive Committee, approving this Agreement and all the transactions contemplated hereby on behalf of the Parent, certified by the President or Secretary of the Parent as being in full force and effect and unmodified.

          (d)  The Employment Agreements duly executed by the Buyer.

          (e) Stock certificates evidencing 254,879 shares of Parent Common Stock issued to the Shareholders for the Closing Shares, which certificates shall be properly legended as provided in

Section 4.01(o). 63,720 of such shares for the Escrowed Property will be delivered to the Escrow Agent and the other 191,159 shares for the balance of the Closing Shares will be delivered to Shareholders.

          (f) Consent to a press release in form satisfactory to the Shareholders and the Buyer relating to this Agreement and the transactions contemplated hereby.

          (g)  Delivery of the Cash Consideration.

          (h) The legal opinion of counsel to the Buyer and the Parent attached hereto as Exhibit E.

          (i)   The Escrow Agreement, executed by the Buyer and the Escrow
Agent.

          (j)   The 338 Escrow Agreement, executed by the Buyer.


                                 ARTICLE VIII

                         OBLIGATIONS FOLLOWING CLOSING
                         -----------------------------

          Section VIII.1  Intentionally Omitted.
                          ---------------------

          Section VIII.2  Transition Assistance and Adjustments. For a period of
                          -------------------------------------
90 days after the Closing Date, the Shareholders shall provide such reasonable cooperation and assistance to the Buyer, the Company and the Parent as shall be reasonably necessary during the transition of the Business as contemplated in this Agreement.

          Section VIII.3  Intentionally Omitted.
                          ---------------------

          Section VIII.4  Parent's Option and Employee Benefit Plans. The Parent
                          ------------------------------------------
shall issue one hundred thousand (100,000) options under the Parent's stock option plan to such employees of the Company after the Closing in such proportions as may be mutually agreed upon by the Shareholders and the Buyer, in accordance with the terms and conditions of such plan.


                                  ARTICLE IX

                                 MISCELLANEOUS
                                 -------------

          Section IX.1    Governing Law; Jurisdiction.  This Agreement shall be
                          ---------------------------
governed by the laws of the State of New York. In connection with any action relating to this Agreement or any other agreements delivered in connection herewith, the parties hereto submit and consent to the exclusive jurisdiction, subject to Section 5.04(e), of the state courts of the State of New York in the County of Westchester and the federal courts located therein.

          Section IX.2    Counterparts.  This Agreement may be executed in
                          ------------
several counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

          Section IX.3    Knowledge.  The phrase "to the knowledge of the
                          ---------
Shareholders and the Company", or words of comparable import, shall mean facts or circumstances within the actual personal knowledge of any of the Shareholders and Kelly Gunn and Susan Griffith. Facts or circumstances shall be deemed to be within the "actual personal knowledge" of any of the above-named persons if such person knew, or would have known had such person made due inquiry, of such facts or circumstances.

          Section IX.4  Amendments.  This Agreement supersedes any prior
                        ----------
contracts relating to the subject matter hereof among the Company, the Shareholders, the Buyer and the Parent. This Agreement cannot be changed, modified or amended and no provision or requirement hereof may be waived without the consent in writing of the parties hereto.

          Section IX.5  Severability. The invalidity or unenforceability of any
                        -----------
provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. Each provision of this Agreement shall be deemed to be the agreement of the parties hereto to the full extent that the power to enter into such provisions shall have been conferred on the parties by law.

          Section IX.6  Benefit; Assignment.
                        -------------------

                 (a) This Agreement is binding upon and inures to the benefit of the parties, their successors and permitted assigns. This Agreement may not be assigned or the duties of the parties hereunder delegated to others without the prior written consent of all parties hereto, except that the Buyer may assign its rights, duties and obligations hereunder to the Parent or to a wholly-owned subsidiary of the Buyer or the Parent without the Company's or the Shareholders' consent and any such assignment shall not relieve the assignor of any liability hereunder.

                 (b) This Agreement is not intended, nor shall it be construed, to confer any right or privilege upon any person or entity (including, without limitation, any former or current employee of the Company) other than the parties hereto and, accordingly, there shall be no third party beneficiaries to this Agreement.

          Section IX.7  Construction.  All exhibits annexed hereto are hereby
                        ------------
incorporated herein by reference and made a part of this Agreement. Whenever used in this Agreement and the context so requires, the singular shall include the plural and the plural shall include the singular.

          Section IX.8  Notices.  All notices and other communications hereunder
                        -------
shall be in writing and deemed to have been duly given when delivered by hand, when received by registered or certified mail, postage prepaid, return receipt requested, when given by prepaid courier delivery services such as Federal Express, DHL or other similar services on the day received, or when given by facsimile transmission upon receipt by sender of a confirmed receipt of transmission, as follows:

          (a)    if to the Buyer or the Parent, at

                 Interliant, Inc.
                 Two Manhattanville Road
                 Purchase, NY 10577
                 Attn:  Bruce S. Klein, General Counsel
                 Telecopier No.:  (914)694-1346


                 with a copy to:

                 Proskauer Rose LLP
                 1585 Broadway
                 New York, NY 10036
                 Attn:  James D. Meade, Esq.
                 Telecopier No.: (212) 969-2900

          (b) if to the Shareholders, to Gretchen Artig-Swomley (as the Shareholder Representative) at the address set forth in the first paragraph of this Agreement;

                 with a copy to:

                 Oppenheimer Wolff & Donnelly LLP
                 Plaza VII
                 45 South Seventh Street, Suite 330
                 Minneapolis, Minnesota  55402-1609
                 Attn:  Timothy J. Scallen, Esq.
                 Telecopier No.: 612/607-7100

          Section IX.9  Shareholders' Representative.
                        ----------------------------

          (a) In order to administer the transactions contemplated by this Agreement and the Escrow Agreement, including, without limitation, the indemnification obligations of the Shareholders under Section 5.03, the Shareholders hereby designate and appoint the Gretchen Artig-Swomley as their representative for this Agreement and the Escrow Agreement and as attorney-in-fact and agent for and on behalf of each Shareholder (in such capacity, the "Shareholder Representative"). Said power of attorney shall be coupled with an interest and shall be irrevocable.

          (b) Each Shareholder hereby authorizes the Shareholder Representative to represent each Shareholder, and theirs successors, with respect to all matters arising under this Agreement and the Escrow Agreement, including, without limitation, (i) to take all action necessary in connection with the indemnification obligations of the Shareholders under Section 5.03, including, the defense or settlement of any claims and the making of payments with respect thereto, (ii) to give and receive all notices required to be given under this Agreement or the Escrow Agreement and (iii) to take any and all additional action as is contemplated to be taken by or on behalf of the Shareholders by the Shareholder Representative pursuant to this Agreement and the Escrow Agreement.

          (c) In the event that the Gretchen Artig-Swomley or any substitute Shareholder Representative becomes unable to perform its responsibilities as Shareholder Representative or resigns from such position, Gretchen Artig-Swomley shall select another representative to fill such vacancy and such substituted Shareholder Representative shall be deemed to be the Shareholder Representative for all purposes of this Agreement and the Escrow Agreement. Upon the occurrence of such event, the Shareholders shall provide written notice to the Parent, the Buyer and the Escrow Agent and shall indicate the identity of the substitute Shareholder Representative, who shall have agreed to the terms of this Section as if he, she or it were a party hereto.

          (d) All decisions and actions by the Shareholder Representative, including, without limitation, any agreement between the Shareholder Representative and the Buyer, the Parent or the Escrow Agent relating to the indemnification obligations of the Shareholders under Section 5.03, including, the defense or settlement of any claims and the making of payments with respect hereto, shall be binding upon all the Shareholders as if they had taken such action themselves, and no Shareholder shall have the right to object, dissent, protest or otherwise contest the same. The Shareholder Representative shall incur no liability to the Shareholders with respect to any action taken or suffered by the Shareholder Representative in reliance upon any notice, direction, instruction, consent, statement or other documents believed by it to be genuinely and duly authorized, nor for any other action or inaction with respect to the indemnification obligations of the Shareholders under Section 5.03, including the defense or settlement of any claims and the making of payments with respect thereto, except to the extent resulting from the Shareholder Representative's own willful misconduct or negligence. The Shareholder Representative may, in all questions arising under this Agreement or the Escrow Agreement, rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Shareholder Representative shall not be liable to the Shareholders.

          (e) The Buyer, the Company, the Parent and the Escrow Agent are hereby authorized to rely conclusively on the actions, instructions and decisions of the Shareholder Representative with respect to this Agreement and the Escrow Agreement, including, without limitation, the indemnification obligations of the Shareholders under Section 5.03, including the defense or settlement of any claims or the making of payments by the Shareholder Representative hereunder, and no party hereunder shall have any cause of action against the Buyer, the Company, the Parent or the

Escrow Agent to the extent such parties have relied upon the actions, instructions or decisions of the Shareholder Representative. If the Shareholder Representative undertakes any action hereunder in his capacity as a Shareholder Representative, the Shareholder Representative shall be deemed to make a representation to each of the Buyer, the Company, the Parent and the Escrow Agent that the Shareholder Representative is authorized hereunder to undertake such action. The Shareholder Representative agrees to indemnify and hold harmless each of the Buyer, the Company, the Parent and the Escrow Agent, and each of their respective successors, assigns, officers, directors, stockholders, affiliates, employees, representatives and other agents, from and against any and all claims, liabilities, taxes, losses, damages or injuries, together with costs and expenses, including reasonable legal fees suffered by such party as a result of the reliance by such party on the actions of the Shareholder Representative hereunder. The Shareholders hereby confirm that the Escrow Agent is an intended third party beneficiary of the terms of this Section and may enforce such Section in its own right and name.

          (f) The Shareholders acknowledge and agree that the Shareholder Representative may incur costs and expenses on behalf of the Shareholders in his capacity as Shareholder Representative. Each of the Shareholders agrees to pay the Shareholder Representative, promptly upon demand by the Shareholder Representative therefor, a percentage of any expenses equal to such Shareholder's ownership interest in the Company immediately prior to the Closing.

                  [SIGNATURE PAGE OF STOCK PURCHASE AGREEMENT
               BETWEEN SOFT LINK HOLDING CORP., SOFT LINK, INC.,
                           AND CERTAIN OTHER PARTIES
                        DATED AS OF FEBRUARY 29, 2000]

          IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                              SOFT LINK HOLDING CORP.


                              By:  /s/ Francis J. Alfano
                                   ---------------------
                                   Francis J. Alfano, President

                              INTERLIANT, INC.


                              By:  /s/ Francis J. Alfano
                                   ---------------------
                                   Francis J. Alfano, Senior Vice President


                              SOFT LINK, INC.


                              By: /s/ Gretchen Artig-Swomley
                                  --------------------------
                                  Gretchen Artig-Swomley, President


                              SHAREHOLDERS:


                              /s/ Gretchen Artig-Swomley
                              --------------------------
                              Gretchen Artig-Swomley



                              /s/ Dale Swomley
                              ----------------
                              Dale Swomley